Exhibit (h)(5)

AB ACTIVE ETFs, INC.
66 Hudson Boulevard East
New York, NY 10001

September 25, 2025

STATE STREET BANK AND TRUST COMPANY

John Adams Building

1776 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Steve Bagley

Telephone: 617-537-3333

With a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division - Global Services Americas

1 Congress Street, Suite 1

Boston, MA 02114-2016

Re: AB ACTIVE ETFs, INC. (the "Fund')

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established new portfolio series known as AB California Intermediate Municipal ETF, AB New York Intermediate Municipal ETF and AB Core Bond ETF (the "Portfolios")

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of August 8, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and between AB Active ETFs, Inc., and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby request that State Street act as Transfer Agent for the new Portfolios under the terms of the Agreement, and that Schedule A to the Agreement be hereby amended and restated as set forth on Schedule A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely, By: /s/ Stephen Woetzel Name: Stephen Woetzel Title: Fund Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Ellen Goldberg

Name: Ellen Goldberg

Title: Vice President, Duly Authorized

Effective Date: September 25, 2025

EXHIBIT A

SCHEDULE A

LIST OF PORTFOLIOS

AB Active ETFs, Inc.

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB Disruptors ETF

AB US High Dividend ETF

AB US Low Volatility Equity ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

AB Conservative Buffer ETF

AB Core Plus Bond ETF

AB Corporate Bond ETF

AB Tax-Aware Intermediate Municipal ETF

AB Tax-Aware Long Municipal ETF

AB Short Duration Income ETF

AB Short Duration High Yield ETF

AB International Low Volatility Equity ETF

AB International Buffer ETF

AB Moderate Buffer ETF

AB Emerging Markets Opportunities ETF

AB International Growth ETF

AB California Intermediate Municipal ETF

AB New York Intermediate Municipal ETF

AB Core Bond ETF